As filed with the Securities and Exchange Commission on September 29, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Qell Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1554553
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

505 Montgomery Street, Suite 1100
San Francisco, CA 94111
(415) 874-3000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Barry Engle
Chief Executive Officer
505 Montgomery Street, Suite 1100
San Francisco, CA 94111
(415) 874-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Jocelyn M. Arel Heidi E. Mayon Daniel J. Espinoza Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 Tel: (617) 570-1000	Derek J. Dostal Deanna L. Kirkpatrick Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Tel: (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-248765

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☒	Smaller Reporting Company ☒
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered(1)	Proposed maximum aggregate offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(2)
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of a redeemable Warrant to acquire one Class A ordinary share(2)	3,450,000	$10.00	$30,450,000	$3952.41
Class A ordinary shares included as part of the Units(3)	-------	-------	-------	-------
Redeemable warrants to acquire one Class A ordinary share included as part of the Units(3)	1,150,000

(1) Represents only the additional number of shares being registered and includes 450,000 Class A ordinary shares issuable upon exercise of the underwriters’ option to purchase additional shares to cover over-allotments, if any. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-248765).

(2) The registrant previously registered securities at an aggregate offering price not to exceed $345,000,000 on a Registration Statement on Form S-1 (File No. 333-248765), which was declared effective by the Securities and Exchange Commission on September 29, 2020. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $30,450,000 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

(3)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share capitalizations or similar transactions.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

Explanatory note and incorporation by reference

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of increasing the aggregate number of Class A ordinary shares offered by Qell Acquisition Corp. (the “Registrant”) by 3,450,000 shares, 450,000 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s Class A ordinary shares. The contents of the Registration Statement on Form S-1, as amended (File No. 333-248765), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on September 29, 2020, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Exhibit Index
5.1	Opinion of Goodwin Procter, LLP.

5.2	Opinion of Campbells, Cayman Islands Legal Counsel to the Registrant.

23.1	Consent of WithumSmith+Brown, PC.

23.2	Consent of Goodwin Procter, LLP (included in Exhibit 5.1)

23.2	Consent of Campbells (included in Exhibit 5.2)

24.1*	Power of Attorney

* Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-248765), originally filed with the Securities and Exchange Commission on September 11, 2020 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 29th day of September, 2020.

QELL ACQUISITION CORP.

By:	/s/ Barry Engle
Barry Engle
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following person in the capacities and on the date indicated.

Signature	Title	Date

/s/ Barry Engle	Chief Executive Officer and Director (Principal Executive Officer)	September 29, 2020
Barry Engle

/s/ Sam Gabitta	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 29, 2020
Sam Gabitta

/s/ Kathleen Ligocki	Director	September 29, 2020
Kathleen Ligocki

/s/ Joseph Walker	Director	September 29, 2020
Joseph Walker

/s/ Steve Adams	Director	September 29, 2020
Steve Adams

/s/ Ryan Popple	Director	September 29, 2020
Ryan Popple

/s/ David Cozzens	Director	September 29, 2020
David Cozzens